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                                                                    Exhibit 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated October 16, 2003 (except for Note 12, as to which the date is November 6, 2003), accompanying the consolidated financial statements of Heritage Propane Partners, L.P. as of August 31, 2002 and 2001, and for the years then ended, and our reports dated October 16, 2003 (except for Note 12, as to which the date is November 6, 2003) on the consolidated balance sheet of U.S. Propane L.P. as of August 31, 2002. We have also issued our report dated October 25, 2002, accompanying the financial statements of Bi-State Propane as of August 31, 2002, and for the year then ended. These financial statements are included in the Annual Report of Heritage Propane Partners, L.P. on Form 10-K/A for the year ended August 31, 2002. We hereby consent to the incorporation by reference of the aforementioned reports in the Registration Statements of Heritage Propane Partners, L.P. on Form S-4 (File No. 333-40407, effective November 19, 1997) and S-3 (File No. 333-86057, effective September 13, 1999).


Tulsa, Oklahoma
November 26, 2003